Exhibit 3.2

FORM OF AMENDED AND RESTATED

BYLAWS OF

OPPORTUNITY ACQUISITION CORP.

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of Opportunity Acquisition Corp. (the “Corporation”) within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. Except as otherwise provided in these Bylaws, all meetings of stockholders shall be held at such dates, times, and places, within or without the State of Delaware, as shall be determined by the Board of Directors or by the waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of Delaware.

Section 2.2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect directors, by a plurality vote, and transact such other business as may properly come before the meeting.

Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or Secretary and shall be called by the Chief Executive Officer upon the written request of the holders of a majority of the outstanding shares of the Corporation’s capital stock entitled to vote at such meeting. Any such request shall state the date, time, place, and the purpose or purposes of the meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

Section 2.4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date, and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed not less than ten (10) or more than sixty (60) days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his, her, or its address as it appears on the records of the Corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 4.1 hereof.

Section 2.5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as amended, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these Bylaws, but such notice may be waived as provided in Section 4.1 hereof.

Section 2.6. Voting. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote (except as may otherwise be provided for any class or series of preferred stock that may be outstanding from time to time by the terms of that class or series) for every share standing in his, her, or its name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, these Bylaws, or the Certificate of Incorporation of the Corporation as amended or restated from time to time (the “Certificate of Incorporation”).

Section 2.7. Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him, her, or it by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his, her, or its duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his, her, or its legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.8. Consents In Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or by the laws of the State of Delaware, prior to the closing of the IPO (as defined below) any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (a) a consent in writing, or by facsimile, telegram, cablegram, or other electronic transmission, setting forth the action so taken, shall be signed or, in the case of a facsimile, telegram, cablegram, or other electronic submission, authorized by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (b) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware. Consents delivered by facsimile, telegram, cablegram, or other electronic transmission shall be deemed to be signed and dated on the date on which such consent is transmitted to the Corporation or the agent specified by the Corporation to receive such facsimile, telegram, cablegram, or other electronic transmission. Subsequent to the closing of the IPO, except as may otherwise be provided for any class or series of preferred stock that may be outstanding from time to time by the terms of that class or series, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

Section 2.9. Stock Records. The Chief Executive Officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

Section 2.10. Notice of Business. The provisions of this Section 2.10 shall apply from and after the time of the closing of the initial public offering of units by the Corporation (the “IPO”), each unit consisting of one share of the Corporation’s common stock, par value $0.001 per share, and one warrant to purchase one share (subject to adjustment) of common stock. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.10 who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Chief Executive Officer of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that, for the first annual meeting of stockholders after the closing of the IPO, or in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be delivered to the principal executive offices of the Corporation not later than the 90th day prior to the scheduled date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made or sent by the Corporation, whichever is later. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder, and (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection which such business and any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.10. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.10, the Chairman shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, (1) a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10 and (2) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 2.11.

Section 2.11. Nomination of Directors. The provisions of this Section 2.11 shall apply from and after the time of the closing of the IPO. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.11, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Chief Executive Officer of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that for the first annual meeting of stockholders after the closing of the IPO, or in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be delivered to the principal executive offices of the Corporation not later than the 90th day prior to the scheduled date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made or sent by the Corporation, whichever is later. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such stockholder, (2) the class and number of shares of stock of the

Corporation which are beneficially owned by such stockholder, and (3) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Chief Executive Officer of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 2.11, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

ARTICLE III

DIRECTORS

Section 3.1. Number. The number of directors of the Corporation, which shall constitute the entire Board of Directors, shall initially be fixed by the Incorporator and thereafter from time to time by a vote of a majority of the entire Board of Directors and shall be not less than one (1) nor more than thirteen (13).

Section 3.2. Classified Board. The Board of Directors shall be classified with staggered terms with such board consisting of a maximum of three (3) classes of directors; provided that, notwithstanding the foregoing, directors elected or to be elected, if any, by the holders of any outstanding class or series of preferred stock pursuant to the terms of such class or series shall not be subject to the foregoing classification provisions unless expressly specified in the resolution or resolutions adopted by the Board of Directors setting forth the terms of such class or series, as the case may be.

Section 3.3. Term. From and after the time of the closing of the IPO, the term of any directors shall be governed by the Certificate of Incorporation; provided that, notwithstanding the foregoing, directors elected or to be elected, if any, by the holders of any outstanding class or series of preferred stock pursuant to the terms of such class or series shall not be subject to the foregoing classification provisions unless expressly specified in the resolution or resolutions adopted by the Board of Directors setting forth the terms of such class or series, as the case may be.

Section 3.4. Powers and Duties. Subject to the applicable provisions of law, these Bylaws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

Section 3.5. Place of Meetings. Except as otherwise provided in these Bylaws, all meetings of the Board of Directors may be held at such places, either within or without the State of Delaware, as the Board of Directors may designate from time to time.

Section 3.6. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors as hereafter provided in Section 3.13 of these Bylaws, or as shall be specified in a waiver of notice.

Section 3.7. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer upon the written request of a majority of the directors. Such request shall state the date, time, and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.9. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Chief Executive Officer and shall state the place, date, and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his or her residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date, and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date, and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

Section 3.10. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, these Bylaws, or the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, these Bylaws, or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

Section 3.11. Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors, or by a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.12. Books and Records. The directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, or at such place or places as they may from time to time determine.

Section 3.13. Telephone Participation. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 3.14. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, each consisting of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board of Directors with respect to all matters.

ARTICLE IV

WAIVER

Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, these Bylaws, or the Certificate of Incorporation, a waiver thereof in writing, or by telecopy, any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE V

OFFICERS OF THE BOARD

Section 5.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, and a Secretary. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors is elected. The Board of Directors may also elect or appoint such other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board of Directors determines.

Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including a President, Vice Presidents, Assistant Vice Presidents, Treasurers, Assistant Treasurers, Secretaries, and Assistant Secretaries, and by appointing persons to serve as co-officers, as it shall at any time or from time to time deem necessary or advisable. The Board of Directors may also delegate to the Chief Executive Officer the power to appoint any such other officers. Any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer, if he shall have appointed them, may from time to time prescribe.

Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

Section 5.4. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation, or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

Section 5.5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors and perform such other duties as are properly required of him or her by the Board of Directors.

Section 5.6. The Chief Executive Officer. The Chief Executive Officer shall be the chief operating officer and the chief executive officer and shall have general charge of the business and affairs of the Corporation, subject to the control of the Board of Directors. He or she shall perform such other duties as are properly required of him or her by the Board of Directors.

Section 5.7. Chief Financial Officer.

(a) The Chief Financial Officer shall have the duties and responsibilities and shall exercise the authority and powers of the chief financial officer and principal accounting officer of the Corporation, and shall in general perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(b) The Chief Financial Officer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of the transactions effected by the Chief Financial Officer and of the financial condition of the Corporation.

Section 5.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors and may attest the affixing by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

ARTICLE VI

RESIGNATIONS, VACANCIES AND REMOVALS

Section 6.1. Resignations. Any director or officer may resign at any time by giving notice in writing or by electronic transmission thereof to the Board of Directors or the Chief Executive Officer. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 6.2. Vacancies.

(a) Directors. When the office of any director becomes vacant or unfilled, whether by reason of death, resignation, removal, increase in the authorized number of directors, or otherwise, such vacancy or vacancies may be filled only as provided in the Corporation’s Certificate of Incorporation. Any director so elected by the board shall serve until the election and qualification of his or her successor or until his or her earlier resignation or removal as provided in these Bylaws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the laws of the State of Delaware. Notwithstanding the foregoing, directors elected or to be elected, if any, by the holders of any outstanding class or series of preferred stock pursuant to the terms of such class or series shall not be subject to the foregoing provisions of this Section 6.2(a) unless expressly specified in the resolution or resolutions adopted by the Board of Directors setting forth the terms of such class or series, as the case may be.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

Section 6.3. Removals.

(a) Directors. Except as otherwise provided in the terms of any class or series of preferred stock that may be outstanding from time to time with respect to any director elected by the holders of the preferred stock of such class or series, (i) any director may be removed by the affirmative vote of the holders of a majority of all of the shares of the stock of the Corporation outstanding and entitled to vote for the election of directors, but only for cause and, (ii) the Board of Directors, by vote of a majority of the then total authorized number of directors, may remove any director from office for cause, and by similar vote may remove from office, without cause, any director elected by the board.

(b) Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the Chief Executive Officer, the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his or her removal.

ARTICLE VII

PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

Section 7.1. Form and Signature. The shares of the Corporation may be uncertificated or represented by a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, or any Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, that shall bear the seal of the Corporation or a facsimile thereof or may be represented by a global certificate through The Depository Trust Company or other depositary. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents, and (d) the par value, if any, of each share represented by such certificate. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a), or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

Section 7.3. Transfer of Stock. If such shares are certificated, upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate or evidence of the issuance of uncertificated shares shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation. If such shares are uncertificated, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 7.4. Lost Certificates. The Corporation may issue a new certificate for shares, or uncertificated shares, in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen, or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen, or destroyed certificate, or such owner’s legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft, or destruction of any such certificate or the issuance of any such new certificate.

Section 7.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

Section 7.6. Regulations. Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient, concerning the issue, transfer, and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation, or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 8.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

Section 8.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 8.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.5. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 9.1. Indemnification by Corporation. The Indemnification of directors, officers, and other persons shall be as provided in the Certificate of Incorporation of the Corporation.

ARTICLE X

ADOPTION AND AMENDMENTS

Section 10.1. Power to Amend. Except as hereinafter provided, the Board of Directors shall have power to amend, repeal, or adopt Bylaws by a majority vote of the directors. Except as otherwise permitted by law, any Bylaw adopted by the Board of Directors may be amended or repealed at a stockholders’ meeting by vote of the holders of a majority of the shares entitled, at that time, to vote for the election of directors. If any Bylaw regulating any impending election of directors is adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the Bylaw so adopted, amended, or repealed, together with a concise statement of the changes made.